EXHIBIT 99.1
WESTLAKE CORPORATION

Contact—(713) 960-9111
Investors—Jeff Holy
Media—L. Benjamin Ederington

Westlake Corporation Reports Third Quarter 2026 Results
HOUSTON, Nov. 04, 2026 (GLOBE NEWSWIRE) --Westlake Corporation (NYSE: WLK) (the "Company" or "Westlake") today announced third quarter 2026 results.

SUMMARY FINANCIAL HIGHLIGHTS (in millions of dollars, except per share data and percentages)

	Three Months Ended September 30, 2026	Three Months Ended June 30, 2026	Three Months Ended September 30, 2025
Westlake Corporation
Net sales	$2,981	$3,271	$2,838
Income (loss) from operations	$43	$364	$(766)
Net income (loss) attributable to Westlake Corporation	$6	$260	$(782)
Diluted earnings (loss) per common share	$0.05	$2.01	$(6.06)
Identified Items (1)	$58	$—	$744
Net income (loss) attributable to Westlake Corporation excl. Identified Items	$58	$260	$(38)
Diluted earnings (loss) per common share excl. Identified Items	$0.45	$2.01	$(0.29)
EBITDA	$350	$679	$(431)
EBITDA excl. Identified Items	$408	$679	$313
EBITDA margin excl. Identified Items	14%	21%	11%

Housing and Infrastructure Products ("HIP") Segment
Net sales	$1,087	$1,252	$1,091
Income from operations	$128	$212	$151
EBITDA	$195	$276	$215
EBITDA excl. Identified Items	$195	$276	$215
EBITDA margin excl. Identified Items	18%	22%	20%

Performance and Essential Materials ("PEM") Segment
Net sales	$1,894	$2,019	$1,747
Income (loss) from operations	$(64)	$185	$(902)
EBITDA	$159	$416	$(654)
Identified Items (1)	$56	$—	$744
EBITDA excl. Identified Items	$215	$416	$90
EBITDA margin excl. Identified Items	11%	21%	5%

(1)For the three months ended September 30, 2026, Identified Items include $56 million of charges related to previously announced facility shutdowns in PEM and $2 million of other restructuring costs. For the three months ended September 30, 2025, Identified Items represent a non-cash impairment charge of $727 million representing all of the goodwill associated with the North American Chlorovinyls reporting unit and $17 million of charges related to previously announced facility shutdowns.
i

BUSINESS HIGHLIGHTS
Westlake reported third quarter of 2026 net sales of $3.0 billion, net income of $6 million, or $0.05 per share, and EBITDA (earnings before interest expense, income taxes, depreciation and amortization) of $350 million. Excluding Identified Items, net income in the third quarter of 2026 was $58 million, or $0.45 per share, and EBITDA was $408 million.
Compared to the third quarter of 2025, the Company's average sales price increased 6% while comparable sales volume was unchanged (excluding the effects of acquisitions and plant closures). Reported HIP sales were relatively unchanged as a 6% decline in comparable sales volume was offset by a 1% increase in average sales price and 5% contribution from the ACI acquisition. Reported PEM sales increased 8% over the same period of time due to a 9% increase in average sales price and a 4% increase in comparable sales volume that were partially offset by a 5% net reduction to sales from plant closures partially offset by the Wilhelmshaven acquisition. EBITDA margin excluding Identified Items increased from 11% to 14%, primarily due to the increase in PEM's average sales price and benefits from our three-pillar profitability improvement plan that more than offset higher costs.

Compared to the second quarter of 2026, the Company's average sales price declined 4% while comparable sales volume declined 7% (excluding the effect of the Wilhelmshaven acquisition). The Company's sales and earnings were impacted by an 8% sequential decline in PEM's average sales price in the third quarter of 2026 as second quarter price increases at the onset of the Middle East conflict moderated, but were still above levels from the third quarter of 2025 and have recently inflected higher off the lows of the quarter. HIP's 17% sequential sales volume decline reflected volume shifts between quarters and the industry-wide trend of slowing residential construction activity while margins were impacted by higher distribution costs.

Financial conditions for the European chemical industry meaningfully deteriorated during the third quarter of 2026 due to significantly higher energy costs, weak demand, and increasing imports. Taking into consideration the structural challenges in Europe, the Company is taking action to optimize its European chlorovinyls footprint by integrating its globally-advantaged North American chlorovinyls assets with the recently-acquired vinyls facility in Wilhelmshaven, Germany, and removing higher-cost capacity from its system with the announced closure of its PVC plant in Cologne, Germany.
EXECUTIVE COMMENTARY
"Our third quarter of 2026 financial results reflected lower levels of North American residential construction activity and customer inventory destocking in our HIP segment combined with lower selling prices and margins in our PEM segment as initial price increases realized in the second quarter of 2026 following the onset of the Middle East conflict moderated. Earnings in PEM's European businesses were significantly impacted by higher energy costs, weak demand, and increased import pressure from Asia. In response to these structural challenges in Europe, we took action to optimize our footprint in the third quarter by announcing the closure of a PVC plant in Cologne, Germany. HIP's third quarter margins were also impacted by higher diesel and freight costs. Despite these headwinds, Westlake generated $220 million of free cash flow during the quarter, in part due to the benefits from our three-pillar profitability improvement plan, which remains on track to deliver $600 million of EBITDA uplift in 2026," said Jean‑Marc Gilson, President and Chief Executive Officer.

"Higher borrowing costs have increased potential homebuyers' affordability concerns, which we expect to weigh on HIP's near-term sales volumes. Nevertheless, we remain positive on the medium- to long-term outlook for HIP sales and earnings growth supported by our investments in growth segments of the market and infrastructure spending. While PEM selling prices have stabilized with upward momentum entering the fourth quarter of 2026, we recognize that an environment of heightened price volatility persists, which requires us to stay vigilant in identifying and executing cost reduction and footprint optimization actions," Mr. Gilson concluded.

"Our investment-grade rated balance sheet, with $2.0 billion of cash and investments at the end of the third quarter continues to be a differentiated source of strength for Westlake that supports our ability to continue to invest in attractive markets, such as our recent roofing acquisition and the acquisitions of both ACI and Wilhelmshaven earlier in 2026, while continuing to return cash to shareholders through a solid dividend that has grown for 22 consecutive years since our IPO in 2004," added Jon Baksht, Senior Vice President and Chief Financial Officer.
RESULTS
Consolidated Results
(Unless otherwise noted the financial numbers below exclude the effects of the Identified Items)

For the three months ended September 30, 2026, the Company reported quarterly net income of $58 million, or $0.45 per share, on net sales of $3.0 billion compared to the net loss of $38 million reported in the third quarter of 2025. Compared to the prior year period, earnings benefited from a higher average sales price and margin in PEM, our three-pillar profitability improvement plan, and the ACI acquisition, which were partially offset by higher distribution and ethane costs.

EBITDA of $408 million for the third quarter of 2026 increased by 30% from the third quarter of 2025 EBITDA of $313 million. Third quarter 2026 EBITDA decreased by $271 million compared to second quarter of 2026 EBITDA of $679 million.

Reconciliations of non-GAAP financial measures used in this press release (including EBITDA and measures that exclude the effects of the Identified Items) to the most directly comparable GAAP measure can be found in the financial schedules at the end of this press release.
Expenses Regarding Facility Closures and the Chlorovinyls Impairment ("Identified Items")
During the third quarter of 2026, the Company recorded $56 million of charges in PEM related to previously announced facility shutdowns, including the Cologne PVC facility, certain North American chlorovinyls facilities and a styrene facility in addition to $2 million of other restructuring costs. During the third quarter of 2025, the Company recorded a non-cash impairment charge of $727 million representing all of the goodwill associated with the North American Chlorovinyls reporting unit, and accrued $17 million of expenses related to previously announced asset shutdowns.
Cash, Investments and Debt
Net cash provided by operating activities was $408 million for the third quarter of 2026 and capital expenditures were $188 million. As of September 30, 2026, cash, cash equivalents and fixed-income investments were $2.0 billion and total debt was $5.1 billion.
Housing and Infrastructure Products Segment
(Unless otherwise noted the financial numbers below exclude the effects of the Identified Items)
For the third quarter of 2026, Housing and Infrastructure Products income from operations of $128 million decreased by $23 million as compared to the third quarter of 2025. The year-over-year decrease was the result of lower sales volume, particularly for pipe & fittings, and higher distribution costs. Housing Products net sales of $846 million in the third quarter of 2026 decreased by $82 million from the third quarter of 2025 primarily due to lower sales volume, particularly for roofing and siding & trim. Infrastructure Products net sales of $241 million increased by $78 million from the third quarter of 2025 primarily due to the January 2026 acquisition of ACI.

Sequentially, Housing and Infrastructure Products income from operations decreased by $84 million as compared to the second quarter of 2026. This decrease in income from operations versus the prior quarter was primarily due to lower sales volume, particularly for pipe & fittings with some demand shifting from the third quarter of 2026 into the second quarter of 2026 as customers sought to secure supply in the wake of the onset of the conflict in the Middle East.
Performance and Essential Materials Segment
(Unless otherwise noted the financial numbers below exclude the effects of the Identified Items)
For the third quarter of 2026, Performance and Essential Materials loss from operations was $8 million as compared to the third quarter of 2025's loss from operations of $158 million. The decrease in loss from operations was due to a 9% increase in average sales price and margin benefits from our three-pillar profitability improvement plan. Performance Materials net sales of $1.2 billion in the third quarter of 2026 increased by $166 million from the third quarter of 2025 primarily due to a higher average sales price for polyethylene and PVC resin. Essential Materials net sales of $718 million decreased by $19 million from the third quarter of 2025 primarily due to lower caustic soda sales volume partially due to plant shutdowns.

Sequentially, Performance and Essential Materials loss from operations of $8 million for the third quarter of 2026 was $193 million lower than the second quarter of 2026's income from operations of $185 million. This decrease in income from operations versus the prior quarter was primarily due to a lower average sales price, particularly for PVC resin and polyethylene, and higher European energy costs.

Forward-Looking Statements
The statements in this release and the related teleconference relating to matters that are not historical facts, including statements regarding our outlook for the performance of our business segments and future earnings, global macroeconomic conditions and their effects on us and our customers, expectations regarding interest rates and building costs, trends in the global cost curve and any associated pricing and margin benefits, industrial and manufacturing activity in our target markets, including infrastructure spending and investment, expectations regarding cash flow improvements, our ability to pass higher costs to customers, future sales and earnings growth, our capital deployment strategy, growth in our customers' businesses and their dependence on our products, the effects of the conflict in the Middle East, our competitors and global supply chains, future global trading policy and relationships, housing demand and residential construction activity, raw material costs, fluctuations in energy and feedstock prices, our ability to execute against our profitability improvement plan and the effects of our optimization initiatives (including anticipated cost savings), our market position and the strength of our brands, the benefits of a diversified and integrated business model, our ability to maintain cost advantages and global demand for our products are forward-looking statements.

These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: general economic and business conditions; the cyclical nature of the chemical and building products industries; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and conflict in the Middle East, Russia and Ukraine and elsewhere; uncertainties associated with pandemic infectious diseases; uncertainties associated with climate change; the potential impact on demand for ethylene, polyethylene and polyvinyl chloride due to initiatives such as recycling and customers seeking alternatives to polymers; current and potential governmental regulatory actions in the United States and other countries; industry production capacity and operating rates; the supply/demand balance for Westlake's products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions; changes in laws and regulations, including trade policies and tariffs; the effects of government shutdowns; technological developments; information systems failures and cyberattacks; foreign currency exchange risks; our ability to implement our business strategies; creditworthiness of our customers; the effects and results of litigation and settlements of litigation; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to Westlake's Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC in February 2026 and Westlake's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, which was filed with the SEC in August 2026.
Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as EBITDA, free cash flow and other measures that exclude the effects of the Identified Items, as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission (SEC) as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. generally accepted accounting principles (U.S. GAAP), but believe that certain non-GAAP financial measures, such as EBITDA, free cash flow and measures that exclude the effects of the Identified Items, provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, the financial measures prepared in accordance with U.S. GAAP. A reconciliation of (i) net income (loss), income (loss) from operations and net cash provided by operating activities to EBITDA, and (ii) net cash provided by operating activities to free cash flow and (iii) other measures reflecting adjustments for the effects of the Identified Items can be found in the financial schedules at the end of this press release.

About Westlake
Celebrating 40 years of operations in 2026, Westlake is a global manufacturer and supplier of materials and innovative products that enhance life every day. Headquartered in Houston, with operations in Asia, Europe and North America, we provide the building blocks for vital solutions — from housing and construction, to packaging and healthcare, to automotive and consumer goods. For more information, visit the Company's web site at www.westlake.com.
Westlake Corporation Conference Call Information:
A conference call to discuss Westlake Corporation's third quarter 2026 results will be held Wednesday, November 4, 2026 at 11:00 AM Eastern Time (10:00 AM Central Time). To access the conference call, it is necessary to pre-register at https://register-conf.media-server.com/register/BIb43f6e616a634ff28258b88359118d2b. Once registered, you will receive a phone number and unique PIN number.

A replay of the conference call will be available beginning two hours after its conclusion. The conference call and replay will be available via webcast at https://edge.media-server.com/mmc/p/myjybcxp.
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WESTLAKE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in millions of dollars, except per share data and share amounts)
Net sales	$2,981	$2,838	$8,904	$8,637
Cost of sales	2,599	2,602	7,758	7,911
Gross profit	382	236	1,146	726
Selling, general and administrative expenses	250	228	739	676
Impairment of goodwill	—	727	—	727
Amortization of intangibles	31	30	93	91
Restructuring, transaction and integration-related costs	58	17	79	139
Income (loss) from operations	43	(766)	235	(907)
Interest expense	(52)	(41)	(163)	(120)
Other income, net	17	32	84	93
Income (loss) before income taxes	8	(775)	156	(934)
Provision for (benefit from) income taxes	(10)	(3)	24	4
Net income (loss)	18	(772)	132	(938)
Net income attributable to noncontrolling interests	12	10	35	26
Net income (loss) attributable to Westlake Corporation	$6	$(782)	$97	$(964)
Earnings (loss) per common share attributable to Westlake Corporation:
Basic	$0.05	$(6.06)	$0.75	$(7.48)
Diluted	$0.05	$(6.06)	$0.75	$(7.48)
Weighted average common shares outstanding:
Basic	127,830,227	128,251,427	127,953,601	128,265,950
Diluted	127,962,530	128,251,427	128,270,824	128,265,950

WESTLAKE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2026	December 31, 2025

	(in millions of dollars)
ASSETS
Current assets
Cash and cash equivalents	$1,764	$2,724
Available-for-sale securities	207	204
Accounts receivable, net	1,697	1,504
Inventories	1,809	1,653
Prepaid expenses and other current assets	161	131
Total current assets	5,638	6,216
Property, plant and equipment, net	8,604	8,605
Other assets, net	5,033	5,140
Total assets	$19,275	$19,961

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$2,370	$2,273
Current portion of long-term debt, net	—	497
Long-term debt, net	5,064	5,087
Other liabilities	2,676	2,809
Total liabilities	10,110	10,666
Total Westlake Corporation stockholders' equity	8,659	8,792
Noncontrolling interests	506	503
Total equity	9,165	9,295
Total liabilities and equity	$19,275	$19,961

WESTLAKE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2026	2025

	(in millions of dollars)
Cash flows from operating activities
Net income (loss)	$132	$(938)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	860	881
Deferred income taxes	(105)	40
Net loss on disposition and others	100	76
Impairment of goodwill	—	727
Other balance sheet changes	(368)	(546)
Net cash provided by operating activities	619	240
Cash flows from investing activities
Acquisitions of businesses, net of cash acquired	(171)	—
Additions to investments in unconsolidated subsidiaries	(26)	(23)
Additions to property, plant and equipment	(591)	(754)
Payments for settlement of foreign currency swap agreements	(175)	—
Proceeds from settlement of foreign currency swap agreements	182	—
Proceeds from maturities and paydown of available-for-sale securities	131	—
Purchase of available-for-sale securities	(137)	(198)
Other, net	8	7
Net cash used for investing activities	(779)	(968)
Cash flows from financing activities
Distributions to noncontrolling interests	(32)	(33)
Dividends paid	(205)	(204)
Repayment of senior notes	(496)	—
Repurchase of common stock for treasury	(30)	(30)
Other, net	(26)	(18)
Net cash used for financing activities	(789)	(285)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(10)	21
Net decrease in cash, cash equivalents and restricted cash	(959)	(992)
Cash, cash equivalents and restricted cash at beginning of period	2,740	2,935
Cash, cash equivalents and restricted cash at end of period	$1,781	$1,943

WESTLAKE CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in millions of dollars)
Net external sales
Housing and Infrastructure Products
Housing Products	$846	$928	$2,645	$2,746
Infrastructure Products	241	163	687	501
Total Housing and Infrastructure Products	1,087	1,091	3,332	3,247
Performance and Essential Materials
Performance Materials	1,176	1,010	3,415	3,088
Essential Materials	718	737	2,157	2,302
Total Performance and Essential Materials	1,894	1,747	5,572	5,390
Total reportable segments and consolidated	$2,981	$2,838	$8,904	$8,637

Income (loss) from operations
Housing and Infrastructure Products	$128	$151	$396	$521
Performance and Essential Materials	(64)	(902)	(90)	(1,383)
Total reportable segments	64	(751)	306	(862)
Corporate and other	(21)	(15)	(71)	(45)
Consolidated	$43	$(766)	$235	$(907)

Depreciation and amortization
Housing and Infrastructure Products	$63	$62	$185	$170
Performance and Essential Materials	224	238	667	701
Total reportable segments	287	300	852	871
Corporate and other	3	3	8	10
Consolidated	$290	$303	$860	$881

Other income (loss), net
Housing and Infrastructure Products	$4	$2	$8	$2
Performance and Essential Materials	(1)	10	17	23
Total reportable segments	3	12	25	25
Corporate and other	14	20	59	68
Consolidated	$17	$32	$84	$93

WESTLAKE CORPORATION
RECONCILIATION OF EBITDA TO NET INCOME (LOSS), INCOME (LOSS) FROM OPERATIONS AND
NET CASH PROVIDED BY OPERATING ACTIVITIES (INCLUDING AND EXCLUDING IDENTIFIED ITEMS)
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2026	2025	2026	2025

	(in millions of dollars, except percentages)
Net cash provided by operating activities	$305	$408	$182	$619	$240
Changes in operating assets and liabilities and other	(54)	(509)	(895)	(592)	(1,138)
Deferred income taxes	20	119	(59)	105	(40)
Net income (loss)	271	18	(772)	132	(938)
Add:
Identified Items, after-tax	—	52	744	121	881
Net income (loss) excl. Identified Items	$271	$70	$(28)	$253	$(57)

Net income (loss)	271	18	(772)	132	(938)
Less:
Other income, net	29	17	32	84	93
Interest expense	(55)	(52)	(41)	(163)	(120)
Benefit from (provision for) income taxes	(67)	10	3	(24)	(4)
Income (loss) from operations	364	43	(766)	235	(907)
Add:
Identified Items, pre-tax	—	58	744	143	881
Income (loss) from operations excl. Identified Items	364	101	(22)	378	(26)
Add:
Depreciation and amortization	286	290	303	860	881
Other income, net	29	17	32	84	93
EBITDA excl. Identified Items	679	408	313	1,322	948
Less:
Identified Items, pre-tax	—	58	744	143	881
EBITDA	$679	$350	$(431)	$1,179	$67
Net external sales	$3,271	$2,981	$2,838	$8,904	$8,637
Operating income (loss) margin	11%	1%	(27)%	3%	(11)%
Operating income (loss) margin excl. Identified Items	11%	3%	(1)%	4%	—%
EBITDA margin	21%	12%	(15)%	13%	1%
EBITDA margin excl. Identified Items	21%	14%	11%	15%	11%

x

WESTLAKE CORPORATION
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER COMMON SHARE TO DILUTED EARNINGS (LOSS) PER COMMON SHARE EXCLUDING IDENTIFIED ITEMS
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2026	2025	2026	2025

	(per share data)
Diluted earnings (loss) per common share attributable to Westlake Corporation	$2.01	$0.05	$(6.06)	$0.75	$(7.48)
Add:
Loss per common share relating to Identified Items	—	0.40	5.77	0.94	6.84
Diluted earnings (loss) per common share attributable to Westlake Corporation excl. Identified Items	$2.01	$0.45	$(0.29)	$1.69	$(0.64)

WESTLAKE CORPORATION
RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2026	2025	2026	2025

	(in millions of dollars)
Net cash provided by operating activities	$305	$408	$182	$619	$240
Less:
Additions to property, plant and equipment	194	188	239	591	754
Free cash flow	$111	$220	$(57)	$28	$(514)

WESTLAKE CORPORATION

RECONCILIATION OF HIP SEGMENT EBITDA TO INCOME FROM OPERATIONS (INCLUDING AND EXCLUDING IDENTIFIED ITEMS)
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2026	2025	2026	2025

	(in millions of dollars, except percentages)
Housing and Infrastructure Products Segment
Income from operations	$212	$128	$151	$396	$521
Add:
Identified Items	—	—	—	68	—
Income from operations excl. Identified Items	212	128	151	464	521
Add:
Depreciation and amortization	62	63	62	185	170
Other income, net	2	4	2	8	2
EBITDA excl. Identified Items	276	195	215	657	693
Less:
Identified Items	—	—	—	68	—
EBITDA	$276	$195	$215	$589	$693
Net external sales	$1,252	$1,087	$1,091	$3,332	$3,247
Operating income margin	17%	12%	14%	12%	16%
Operating income margin excl. Identified Items	17%	12%	14%	14%	16%
EBITDA margin	22%	18%	20%	18%	21%
EBITDA margin excl. Identified Items	22%	18%	20%	20%	21%

WESTLAKE CORPORATION
RECONCILIATION OF PEM SEGMENT EBITDA TO INCOME (LOSS) FROM OPERATIONS (INCLUDING AND EXCLUDING IDENTIFIED ITEMS)
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2026	2025	2026	2025

	(in millions of dollars, except percentages)
Performance and Essential Materials Segment
Income (loss) from operations	$185	$(64)	$(902)	$(90)	$(1,383)
Add:
Identified Items	—	56	744	73	881
Income (loss) from operations excl. Identified Items	185	(8)	(158)	(17)	(502)
Add:
Depreciation and amortization	222	224	238	667	701
Other income (loss), net	9	(1)	10	17	23
EBITDA excl. Identified Items	416	215	90	667	222
Less:
Identified Items	—	56	744	73	881
EBITDA	$416	$159	$(654)	$594	$(659)
Net external sales	$2,019	$1,894	$1,747	$5,572	$5,390
Operating income (loss) margin	9%	(3)%	(52)%	(2)%	(26)%
Operating income (loss) margin excl. Identified Items	9%	—%	(9)%	—%	(9)%
EBITDA margin	21%	8%	(37)%	11%	(12)%
EBITDA margin excl. Identified Items	21%	11%	5%	12%	4%

WESTLAKE CORPORATION
SUPPLEMENTAL INFORMATION
PRODUCT SALES PRICE AND VOLUME VARIANCE BY OPERATING SEGMENTS
(Unaudited)

	Third Quarter 2026 vs. Third Quarter 2025		Third Quarter 2026 vs. Second Quarter 2026
	Average Sales Price	Volume	Average Sales Price	Volume
Housing and Infrastructure Products	+1%	-2%	+4%	-17%
Performance and Essential Materials	+9%	-1%	-8%	+2%
Company	+6%	-1%	-4%	-5%

WESTLAKE CORPORATION
SUPPLEMENTAL INFORMATION
PRODUCT SALES PRICE AND VOLUME VARIANCE BY OPERATING SEGMENTS - EXCLUDING PLANT CLOSURES AND ACQUISITION (1)
(Unaudited)

	Third Quarter 2026 vs. Third Quarter 2025		Third Quarter 2026 vs. Second Quarter 2026
	Average Sales Price	Volume	Average Sales Price	Volume
Housing and Infrastructure Products	+1%	-6%	+4%	-17%
Performance and Essential Materials	+9%	+4%	-8%	—%
Company	+6%	—%	-4%	-7%
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(1)Adjustments include:
a.Excludes sales in the comparative periods related to certain of the Company's North America Chlorovinyls production facilities, including (i) its polyvinyl chloride plant at the Aberdeen, Mississippi facility, (ii) its vinyl chloride monomer plant at the Lake Charles, Louisiana North facility, and (iii) one of its diaphragm chlor-alkali units at the Lake Charles, Louisiana South facility, and the Company's styrene production plant located at the Lake Charles, Louisiana facilities, each of which ceased operations in December 2025.
b.The third quarter of 2026 comparison to the third quarter of 2025 excludes sales related to ACI, which was acquired by the Company in January 2026.
c.Excludes sales related to the Wilhelmshaven vinyls facility, which was acquired by the Company in June 2026.